Exhibit 17.2


                              Charles J. Cernansky
                              48 Chestnut Hill Lane
                           Stamford, Connecticut 06903




June 15, 2001



John G. Simmonds
Chairman of the Board
TrackPower, Inc.




Dear Mr. Simmonds:

      I hereby resign as Director of the TrackPower, Inc. Board of Directors effective immediately.





                                          Sincerely,

                                          /s/ Charles J. Cernansky

                                          Charles J. Cernansky